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                                                                    EXHIBIT 23.8

                    [T.J. SMITH & COMPANY, INC. LETTERHEAD]

                     CONSENT OF T.J. SMITH & COMPANY, INC.

     As independent oil and gas consultants, T.J. Smith & Company, Inc. hereby consents to the use of our reserve report dated as of December 31, 2000 and to all references to our firm included in or made a part of the Bellwether Exploration Company's Form S-4 to be filed with the Securities and Exchange Commission on or about March 19, 2001.
                                          T.J. SMITH & COMPANY, INC.

                                          By /s/  T.J. SMITH
                                          --------------------------------------
                                                   T.J. Smith

Houston, Texas
March 19, 2001